Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 2 TO CREDIT AGREEMENT

This Amendment No. 2 (this “Agreement”) to the Credit Agreement (as defined below) is dated as of June 5, 2020, and effective in accordance with Section 4 below, by and among WALKER & DUNLOP, INC., a Maryland corporation (the “Borrower”), the Subsidiary Guarantors, the Lenders party hereto (the “Consenting Lenders”) pursuant to an authorization in the form attached hereto as Exhibit A (each, a “Lender Authorization”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent.

STATEMENT OF PURPOSE:

The Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of November 7, 2018 (as amended by Amendment No. 1 to Credit Agreement dated as of December 17, 2019 and as further amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”).

The Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as more specifically set forth herein. Subject to the terms and conditions set forth herein, the Administrative Agent and each of the Consenting Lenders have agreed to grant such request of the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.            Capitalized Terms. All capitalized undefined terms used in this Agreement (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

2.            Amendments. Subject to the terms and conditions set forth herein and the effectiveness of this Agreement in accordance with its terms, the parties hereto agree that the Credit Agreement is amended as follows:

(a)            The following new definitions are inserted in Section 1.1 of the Credit Agreement in the appropriate alphabetical positions therein:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Fannie Mae P&I Advances Collateral” means, collectively, all of WDLLC’s present and future right, title and interest in and to all rights of WDLLC to have, demand, receive, recover, obtain and retain payments owing, paid or due and to be paid to WDLLC by Fannie Mae for reimbursement of regularly scheduled monthly principal and interest due on any Fannie Mae DUS Mortgage Loan advanced by WDLLC, as the primary servicer of such Fannie Mae DUS Mortgage Loan, to the extent required under the Fannie Mae Guide and the Fannie Mae Servicing Contracts (net of servicing fees) and to the extent that Fannie Mae is obligated to reimburse WDLLC for such advance pursuant to the Fannie Mae Guide and the Fannie Mae Servicing Contracts, in all cases whether characterized as an “account”, “general intangible” or other type of property under the applicable UCC, and all proceeds of the foregoing.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(b)            The definitions of “Bail-In Action”, “Bail-In Legislation”, “Capital Lease Obligations”, “Permitted Subsidiary Collateral” and “Write-Down and Conversion Powers” in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Permitted Subsidiary Collateral” means, with respect to any Subsidiary Credit Line, such assets of the borrower thereunder as are pledged to support such Subsidiary Credit Line; provided that in no event shall Permitted Subsidiary Collateral include (a) any right to payments owed to any Credit Party under any of the Servicing Contracts or (b) any MSR Assets, other than (i) such rights to payment and MSR Assets relating to loans included in such Permitted Subsidiary Collateral and (ii) any Fannie Mae P&I Advances Collateral. For the avoidance of doubt no Permitted Subsidiary Collateral shall be included in the calculation of the Asset Coverage Ratio.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(c)            Section 11.1 of the Credit Agreement is amended to delete the notice information for Wells Fargo as Administrative Agent and insert the following in lieu thereof:

If to Wells Fargo as Administrative Agent:

Wells Fargo Bank, National Association

MAC D1109-019

1525 West W.T. Harris Boulevard

Charlotte, North Carolina 28262

Attention of: Syndication Agency Services

Telephone No.: (704) 590-2706

Facsimile No.: (844) 879-5899

With copies to:

Wells Fargo Bank, National Association

MAC N9305-06H

90 S 7th St, 6th Floor

Minneapolis, Minnesota 55402

Attention of: Dan Scislow

Telephone No.: (612) 667-9850

Email: dan.scislow@wellsfargo.com

(d)            Section 11.22 of the Credit Agreement is deleted in its entirety and the following is inserted in lieu thereof:

SECTION 11.22      Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

(e)            Article XI of the Credit Agreement is amended to insert a new Section 11.25 at the end of such Article to read as follows:

SECTION 11.25      Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)            As used in this Section 11.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)       a “covered entity” as that term is defined in, and interpreted      in accordance with, 12 C.F.R. § 252.82(b);

(ii)      a “covered bank” as that term is defined in, and interpreted      in accordance with, 12 C.F.R. § 47.3(b); or

(iii)     a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

3.            Consent. Subject to the terms and conditions set forth herein and the effectiveness of this Agreement in accordance with its terms, notwithstanding anything set forth in the Loan Documents (including Article 8 of the Collateral Agreement), the Administrative Agent and the Consenting Lenders hereby (a) confirm that the Administrative Agent, for the benefit of the Secured Parties, does not have a security interest in any Fannie Mae P&I Advances Collateral that is pledged to secure a Permitted Subsidiary Credit Line under the terms of the Credit Agreement and any such Fannie Mae P&I Advances Collateral shall be “Excluded Assets” (as defined in the Collateral Agreement), and (b) the Administrative Agent is authorized (i) to release any Lien held by the Administrative Agent on any Fannie Mae P&I Advances Collateral securing a Permitted Subsidiary Credit Line and (ii) to execute and deliver to the applicable Credit Party such documents and releases as such Credit Party may reasonably request to evidence the release of the Administrative Agent’s Lien on any such Fannie Mae P&I Advances Collateral.

4.            Conditions to Effectiveness. This Agreement shall be deemed to be effective upon (a) the Administrative Agent receiving (i) counterparts of this Agreement (including by way of Lender Authorizations) executed by the Administrative Agent, the Consenting Lenders constituting Required Lenders and each of the Credit Parties and (ii) a certificate, in form and substance satisfactory to the Administrative Agent, duly executed by a Responsible Officer of the Borrower certifying that (i) attached thereto is a true, correct and complete copy of the final Fannie Mae P&I Advances Sublimit and Modification Agreement to be entered into by and between Bank of America, N.A. and WDLLC on or about the effective date of this Agreement (the “P&I Advance Agreement”), (ii) no Default or Event of Default shall have occurred and be continuing or would result after giving effect to this Agreement and the transactions contemplated by P&I Advance Agreement, and (iii) the Borrower shall be in compliance with the Financial Covenant after giving effect to the P&I Advance Agreement and the release of Fannie Mae P&I Advances Collateral completed in Section 3 of this Agreement, and (b) unless otherwise agreed to by the Administrative Agent, the Administrative Agent and the Arranger being paid or reimbursed for all fees and out-of-pocket charges and other expenses incurred in connection with this Agreement, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and the Arranger.

5.            Effect of this Agreement. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. Except as expressly set forth herein, this Agreement shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any Subsidiary Guarantor or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Loan Parties, on the one hand, and the Administrative Agent or any other Lender, on the other hand. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

6.            Representations and Warranties/No Default. By its execution hereof,

(a)            the Borrower represents and warrants that (i) the representations and warranties contained in the Credit Agreement and each other Loan Document (including this Agreement) are true and correct in all material respects on and as of the date hereof (except to the extent that any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true, correct and complete in all respects), other than any such representations or warranties that, by their express terms, refer to an earlier date, in which case they shall have been true and correct in all material respects on and as of such earlier date (except to the extent that any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true, correct and complete in all respects), and (ii) no Default or Event of Default has occurred and is continuing as of the effective date hereof or will occur after giving effect to this Agreement; and

(b)            each Credit Party hereby certifies, represents and warrants to the Administrative Agent and the Lenders that:

(i)            it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each other document executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby;

(ii)            this Agreement and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Credit Party, and each such document constitutes the legal, valid and binding obligation of each such Credit Party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies; and

(iii)            such Credit Party has received all third party and Governmental Authority consents, authorizations and approvals necessary in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the transactions contemplated hereby.

7.            Acknowledgment and Consent. By its execution hereof, each Credit Party (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents and acknowledges that the covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Notes and the other Loan Documents to which it is a party remain in full force and effect, (c) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting, (d) agrees that this Agreement shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents and (e) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Person’s obligations under the Loan Documents.

8.            Miscellaneous. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Agreement is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, beneficiaries, successors and permitted assigns.

9.            Governing Law; Submission to Jurisdiction; Waiver of Venue; Service of Process; Waiver of Jury Trial. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE, CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The submission to jurisdiction, waiver of venue, service of process and waiver of jury trial provisions set forth in Sections 11.5(b), 11.5(c), 11.5(d) and 11.6 of the Credit Agreement shall apply to this Agreement, mutatis mutandis.

10.            Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by telecopier or electronic mail of an executed counterpart of a signature page to this Agreement or Lender Authorization shall be effective as delivery of an original executed counterpart of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

BORROWER:

WALKER & DUNLOP, INC.,
as Borrower

By:	/s/ Stephen P. Theobald
Name: Stephen P. Theobald
Title: Executive Vice President and Chief Financial Officer

GUARANTORS:

WALKER & DUNLOP MULTIFAMILY, INC., as a Subsidiary Guarantor

By:	/s/ Stephen P. Theobald
Name: Stephen P. Theobald
Title: Executive Vice President and Chief Financial Officer

WALKER & DUNLOP, LLC, as a Subsidiary Guarantor

By:	/s/ Stephen P. Theobald
Name: Stephen P. Theobald
Title: Executive Vice President and Chief Financial Officer

WALKER & DUNLOP CAPITAL, LLC, as a Subsidiary Guarantor

By:	/s/ Stephen P. Theobald
Name: Stephen P. Theobald
Title: Executive Vice President and Chief Financial Officer

W&D BE, INC., as a Subsidiary Guarantor

By:	/s/ Stephen P. Theobald
Name: Stephen P. Theobald
Title: Executive Vice President and Chief Financial Officer

Amendment No. 2 to Credit Agreement

Walker & Dunlop, Inc.

Signature Page

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of itself and each Consenting Lender

By:	/s/ Grainne M. Pergolini
Name: Grainne M. Pergolini
Title: Managing Director

Amendment No. 2 to Credit Agreement

Walker & Dunlop, Inc.

Signature Page

Exhibit A

Form of Lender Authorization

[See Attached]

LENDER AUTHORIZATION AND CONSENT

Walker & Dunlop, Inc.

Amendment No. 2 to Credit Agreement

Wells Fargo Bank, National Association,

as Administrative Agent

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, North Carolina 28262

Attention: Syndication Agency Services

Re:	Amendment No. 2 to Credit Agreement to be dated on or about June 2, 2020 (the “Amendment”) to the Amended and Restated Credit Agreement dated as of November 7, 2018 (as amended, the “Credit Agreement”) by and among Walker & Dunlop, Inc., a Maryland corporation (the “Borrower”), the Subsidiary Guarantors, the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”).

This authorization acknowledges our receipt and review of the execution copy of the Amendment in the form posted on the Walker & Dunlop online workspace. By executing this authorization, we hereby approve the Amendment and authorize the Administrative Agent to execute and deliver the Amendment on our behalf.

[Insert name of applicable financial institution]

By:
Name:
Title:

Amendment No. 2 to Credit Agreement

Walker & Dunlop, Inc.

Lender Authorization